Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Pier 1 Imports, Inc., hereby certifies that:

1.

The Quarterly Report on Form 10-Q of Pier 1 Imports, Inc. for the period ended November 30, 2019, fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.

Date: January 6, 2020	By:	/s/ Robert J. Riesbeck
Robert J. Riesbeck, Chief Executive Officer and Chief Financial Officer